Exhibit g(2)

                               Landmark Funds II
                               6 St. James Avenue
                          Boston, Massachusetts 02116

                               November 14, 1997


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re: Landmark Funds II - Custodian Contract

Ladies and Gentlemen:

     Pursuant to Section 17 of the Custodian Contract dated as of (the "Contract"), between Landmark Funds II (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that CitiFunds Small Cap Value Portfolio and CitiFunds Growth & Income Portfolio (collectively, the "Funds") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

     Please sign below to evidence your agreement to render such services as custodian on behalf of the Funds and to add the Funds as beneficiaries under the Contract.

                                    LANDMARK FUNDS II


                                    By: Philip Coolidge
                                       --------------------------
                                    Title: President


Agreed:

STATE STREET BANK AND TRUST COMPANY


By: Ronald Logue
   --------------------------
Title:_____________________